Exhibit 5.3

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated December 30, 2013, with respect to the financial statements of 8504601 Canada Inc. as at and for the year ended August 31, 2013 which appears in Exhibit 99.145, included in the Registration Statement on Form 40-F filed with the Commission on May 28, 2015 and incorporated by reference in this Registration Statement.

We also consent to the reference to us under the headings “Legal Matters and Interests of Experts”.

/s/ Ernst & Young
Chartered Accountants Montreal, Canada June 24, 2015